  As filed with the Securities and Exchange Commission on September 22, 1995.

                                                  Registration Statement No. 33-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                         --------------------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         --------------------------

                     AMERICAN INTERNATIONAL GROUP, INC.
           (Exact name of registrant as specified in its charter)


              DELAWARE                                      13-2592361
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification No.)

                   70 PINE STREET, NEW YORK, NEW YORK  10270
                                 (212) 770-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         --------------------------

                              KATHLEEN E. SHANNON
                       AMERICAN INTERNATIONAL GROUP, INC.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         --------------------------

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                         --------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                               PROPOSED
                                                             PROPOSED          MAXIMUM
                                           AMOUNT            MAXIMUM          AGGREGATE          AMOUNT OF
         TITLE OF EACH CLASS                TO BE         OFFERING PRICE       OFFERING        REGISTRATION
   OF SECURITIES TO BE REGISTERED       REGISTERED(1)      PER SHARE(2)        PRICE(2)           FEE(3)
-------------------------------------------------------------------------------------------------------------
 Common Stock, par value $2.50 per
 share . . . . . . . . . . . . . .      67,631 Shares        $84.9375         $5,744,408         $1,980.83
=============================================================================================================

 (1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock that may be issued pursuant to anti-dilution provisions of the options described in the Prospectuses comprising a part of this Registration Statement.

 (2) Estimated solely for the purposes of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) and is based upon the average of the high and low sales prices of the Common Stock of American International Group, Inc. on September 20, 1995 as reported on the New York Stock Exchange Composite Tape.

 (3) Pursuant to Rule 429, this Registration Statement also relates to 158,556 shares of Common Stock (after giving effect to the 50 percent stock dividend paid on July 28, 1995) for which a registration fee of $5,720.74 was paid.

         Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains combined prospectuses that also relate to 158,556 shares of Common Stock, par value $2.50 per share (after giving effect to the 50 percent stock dividend paid on July 28, 1995), registered under Registration Statement No. 33-60327 on Form S-3 previously filed by the Registrant on June 16, 1995 and declared effective on July 24, 1995.

                         --------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

         This Registration Statement on Form S-3 contains (i) a Prospectus relating to 151,187 shares of common stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. ("AIG") consisting of
(1)(a) 112,500 shares of Common Stock to be offered upon the exercise of options granted under the 1994 Stock Option Plan of C.V. Starr & Co., Inc. ("Starr") and (b) 38,197 shares of Common Stock to be offered upon exercise of options granted under the 1989 Stock Option Plan of Starr and (2) the offer and sale from time to time of 490 shares of Common Stock acquired upon the exercise of options issued pursuant to Starr's 1989 Stock Option Plan, and (ii) a Prospectus relating to 75,000 shares of Common Stock to be delivered upon the exercise of the Stock Option Agreement, dated February 9, 1995, between AIG and Lloyd A. Bentsen, and the Stock Option Agreements, each dated February 21, 1995, between AIG and each of M. Bernard Aidinoff, Marshall A. Cohen, Barber B. Conable, Jr., Martin S. Feldstein, Carla A. Hills, Frank J. Hoenemeyer, John I. Howell and Dean P. Phypers. The foregoing numbers of shares of Common Stock have been adjusted to reflect the 50 percent stock dividend paid on July
28, 1995 to holders of record on June 30, 1995.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 1995

PROSPECTUS

                                151,187 SHARES

                      AMERICAN INTERNATIONAL GROUP, INC.

                                 COMMON STOCK
                         (PAR VALUE $2.50 PER SHARE)

                               ----------------

         This Prospectus relates to up to 112,500 shares (the "1994 Option Shares") of Common Stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. ("AIG") which may be delivered by C.V. Starr & Co., Inc. ("Starr") upon the exercise of stock options granted under Starr's 1994 Stock Option Plan (the "1994 Plan") and up to 38,197 shares of Common Stock (the "1989 Option Shares" and, together with the 1994 Option Shares, the "Option Shares") of Common Stock which may be delivered by Starr upon exercise of stock options granted under Starr's 1989 Stock Option Plan (the "1989 Plan" and, together with the 1994 Plan, the "Plans"). This Prospectus is to be used by Starr in connection with the delivery of the Option Shares to the holders of stock options under the Plans upon the exercise thereof.

         This Prospectus also relates to up to 490 shares of Common Stock (the "Selling Shareholder Shares" and, together with the Option Shares, the "Shares") acquired by the holders of stock options under the 1989 Plan (the "Selling Shareholders"), which may be offered from time to time by such Selling Shareholders. The Selling Shareholder Shares may be sold from time to time in one or more transactions (which may involve block transactions) on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution".

         AIG will not receive any of the proceeds from the sale of the Option Shares by Starr to the holders of stock options upon the exercise thereof nor from the sales by the Selling Shareholders of the Selling Shareholder Shares. All costs, expenses and fees in connection with the registration of the Shares will be borne by Starr.



                                ----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                ----------------

              THE DATE OF THIS PROSPECTUS IS ___________ __, 1995.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES.

                               ----------------

                             AVAILABLE INFORMATION

         AIG is subject to the information requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional
Offices: 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Common Stock is listed on the New York Stock Exchange and reports, proxy statements, information statements and other information can be inspected at such Exchange at 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by AIG with the Commission under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with applicable rules and regulations of the Commission. For further information pertaining to AIG and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto.

         AIG's principal executive offices are located at 70 Pine Street, New York, New York 10270, and its telephone number is (212) 770-7000.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by AIG with the Commission (File No. 1-8787) and are incorporated herein by reference:

                 (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1994;

                 (2) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995;

                 (3) The description of the Common Stock contained in AIG's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934; and

                 (4)  AIG's Current Report on Form 8-K, dated February 23, 1995.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         AIG will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents (excluding exhibits unless specifically incorporated by reference into such documents) referred to above which have been or may be incorporated herein by reference. Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-7575.

                                   THE PLANS

         The following summary of the Plans does not purport to be complete and is qualified in its entirety by reference to the Plans, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

         The 1994 Plan was adopted by the Board of Directors of Starr (the "Board") on December 5, 1994. The 1989 Plan was adopted by the Board on December 5, 1989. Key employees of Starr or any subsidiary of Starr, including officers, are eligible to receive stock options under the Plans.

         Neither AIG nor Starr has received or will receive any cash or property in consideration of the granting of stock options under the Plans.

         Subject to certain anti-dilution adjustments provided for in the Plans, the maximum number of shares of Common Stock as to which stock options may be granted under the 1994 Plan is 112,500 shares and the maximum number of shares of Common Stock as to which stock options may be granted under the 1989 Plan is 53,622. As of August 31, 1995, there were 10,575 shares of Common Stock subject to delivery upon the exercise of stock options then outstanding held by 25 employees under the 1994 Plan and 38,197 shares of Common Stock subject to delivery upon the exercise of stock options then outstanding held by 32 employees under the 1989 Plan.

         The stock options have an exercise price of 100% of the fair market value of the Common Stock on the date of grant, are not exercisable for at least one year after the date of grant, are non-transferable (other than by will or the laws of descent and distribution), have a term of not more than 10 years and are subject to customary anti-dilution provisions. To exercise a stock option, the optionee must give written notice to Starr specifying the number of shares of Common Stock to be purchased and accompanied by payment of the full purchase price therefor: (i) in cash or by certified or official bank check, (ii) in shares of Common Stock, or (iii) in a combination of (i) and
(ii).


                              SELLING SHAREHOLDERS

         The Selling Shareholders will consist of the holders of Selling Shareholder Shares acquired upon exercise of stock options granted under the 1989 Plan. The Selling Shareholders will be listed in a supplement to this Prospectus. Such supplement will indicate any relationship which such Selling Shareholder has had with AIG for the three years preceding the date of such supplement and the number of Selling Shareholder Shares which such Selling Shareholder intends to sell pursuant to this Prospectus.


               PLAN OF DISTRIBUTION OF SELLING SHAREHOLDER SHARES

         The Selling Shareholder Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholder Shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell such Selling Shareholder Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchase of such Selling Shareholder Shares by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with the sales. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         All costs, expenses and fees in connection with the registration of the Selling Shareholder Shares will be borne by Starr. Commissions and discounts, if any, attributable to the sales of the Selling Shareholder Shares will be borne by the Selling Shareholders.


                            VALIDITY OF COMMON STOCK

         The validity of the Shares offered hereby will be passed upon by Kathleen E. Shannon, Esq., Associate General Counsel of AIG. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of Common Stock and currently beneficially owns less than 1% of the outstanding shares of Common Stock.


                                    EXPERTS

         The consolidated financial statements and schedules of AIG as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, included in AIG's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their reports with respect thereto, dated February 23, 1995, and are incorporated by reference into this Prospectus in reliance thereon upon the authority of said firm as experts in accounting and auditing.

====================================================




                 TABLE OF CONTENTS


                                              PAGE
                                              ----
 Available Information . . . . . . . . . . .     2

 Incorporation of Documents by Reference . .     2

 The Plans . . . . . . . . . . . . . . . . .     3

 Selling Shareholders  . . . . . . . . . . .     3

 Plan of Distribution of Selling Shareholder
 Shares  . . . . . . . . . . . . . . . . . .     3

 Validity of Common Stock  . . . . . . . . .     4

 Experts . . . . . . . . . . . . . . . . . .     4







====================================================

====================================================












                    151,187 SHARES

                       AMERICAN
                    INTERNATIONAL
                     GROUP, INC.

             (PAR VALUE $2.50 PER SHARE)













                   ____________ __, 1995

====================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 1995

PROSPECTUS

                                 75,000 SHARES

                       AMERICAN INTERNATIONAL GROUP, INC.

                                  COMMON STOCK
                          (PAR VALUE $2.50 PER SHARE)

                                ----------------

         This Prospectus relates to up to 75,000 shares (the "Shares") of Common Stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. ("AIG") which will be delivered upon exercise of (i) the Stock Option Agreement, dated February 9, 1995 (the "Bentsen Option"), between AIG and Lloyd A. Bentsen, and (ii) the Stock Option Agreements, each dated February 21, 1995 (the "Other Options" and, together with the Bentsen Option, the "Options"), between AIG and each of M. Bernard Aidinoff, Marshall
A. Cohen, Barber B. Conable, Jr., Martin S. Feldstein, Carla A. Hills, Frank J. Hoenemeyer, John I. Howell and Dean P. Phypers (collectively, the "Other Optionees" and, together with Mr. Bentsen, the "Optionees").

         This Prospectus is to be used in connection with the delivery of Shares by AIG to the Optionees upon the exercise of their respective Options.




                                ----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                ----------------

              THE DATE OF THIS PROSPECTUS IS ___________ __, 1995.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES.



                         ---------------------------

                            AVAILABLE INFORMATION

         AIG is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional
Offices: 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Common Stock is listed on the New York Stock Exchange and reports, proxy statements, information statements and other information can be inspected at such Exchange at 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by AIG with the Commission under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with applicable rules and regulations of the Commission. For further information pertaining to AIG and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto.

         AIG's principal executive offices are located at 70 Pine Street, New York, New York 10270, and its telephone number is (212) 770-7000.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by AIG with the Commission (File No. 1-8787) and are incorporated herein by reference:

                 (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1994;

                 (2) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995;

                 (3) The description of Common Stock contained in AIG's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934; and

                 (4)  AIG's Current Report on Form 8-K, dated February 23, 1995.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         AIG will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents (excluding exhibits unless specifically incorporated by reference into such documents) referred to above which have been or may be incorporated herein by reference and not furnished herewith. Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-7575.

                                USE OF PROCEEDS

         AIG will use all of the proceeds received upon exercise of the Options for general corporate purposes. All costs, expenses and fees in connection with the registration of the Shares will be borne by AIG.


                                  THE OPTIONS

         The following summary of the Options does not purport to be complete and is qualified in its entirety by reference to the Options, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

         The Bentsen Option has an exercise price of $66.67 per share (the "Option Price"), may be exercised at any time after one year for 3,750 shares of Common Stock, after two years for 7,500 shares of Common Stock, after three years for 10,750 shares of Common Stock and after four years for 15,000 shares of Common Stock and expires in ten years. Each of the Other Options is exercisable for 7,500 shares of Common Stock at any time one year after the date of grant at the Option Price and expires in ten years. The Options are exercisable solely for cash, are non-transferable (other than by will or the laws of descent and distribution) and are subject to customary anti-dilution provisions.


                            VALIDITY OF COMMON STOCK

         The validity of the Shares offered hereby has been passed upon by Kathleen E. Shannon, Esq., Associate General Counsel of AIG. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of Common Stock and currently beneficially owns less than 1% of the shares of outstanding Common Stock.


                                    EXPERTS

         The consolidated financial statements and schedules of AIG as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, included in AIG's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their reports with respect thereto, dated February 23, 1995, and are incorporated by reference into this Prospectus in reliance thereon upon the authority of said firm as experts in accounting and auditing.

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                 TABLE OF CONTENTS


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                                              ----
 Available Information . . . . . . . . . . .     2

 Incorporation of Documents by Reference . .     2

 Use of Proceeds . . . . . . . . . . . . . .     3

 The Options . . . . . . . . . . . . . . . .     3

 Validity of Common Stock  . . . . . . . . .     3

 Experts . . . . . . . . . . . . . . . . . .     3








======================================================


======================================================








                      75,000 SHARES

                         AMERICAN
                      INTERNATIONAL
                       GROUP, INC.

               (PAR VALUE $2.50 PER SHARE)











                  _____________ __, 1995



======================================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

                                                            Paid by          Paid by
                                                              AIG             Starr             Total
                                                              ---             -----             -----
 Registration  . . . . . . . . . . . . . . . . . . .    $1,480.83          $ 500.00         $1,980.83

 Legal Fees and Expenses . . . . . . . . . . . . . .     5,000.00           500.00           5,500.00


 Auditors' Fees and Expenses . . . . . . . . . . . .     1,500.00           500.00           2,000.00


 Printing  . . . . . . . . . . . . . . . . . . . . .          0                 0                  0

 Miscellaneous . . . . . . . . . . . . . . . . . . .       319.17           200.00             519.17
                                                        ----------------  ---------------   ----------------


    Total  . . . . . . . . . . . . . . . . . . . . .     $  8,300.00          $1,700.00         $10,000.00
                                                          =============        ========          ===========

-----------------------

* All fees other than the registration fee are estimates.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Restated Certificate of Incorporation of the Company (the "Certificate") provides that the Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other enterprise at the request of the Company. Section 6.4 of the Company's By-laws contains a similar provision.

   The Certificate also provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "GCL").

   Section 145 of the GCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of the Company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the Company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, the Company and its subsidiaries maintain a directors' and officers' liability insurance policy.

ITEM 16.  EXHIBIT LIST.


   EXHIBIT
   NUMBER                         DESCRIPTION                                       LOCATION
   ------                         -----------                                       --------
      4       Instruments defining the rights of security
              holders, including indentures

              (a)  Restated Certificate of Incorporation of
                   AIG  . . . . . . . . . . . . . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 3(i) to AIG's Annual Report on
                                                                    Form 10-K for the year ended December 31,
                                                                    1994 (File No. 1-8787) (the "Form 10-K").

              (b)  By-laws of AIG   . . . . . . . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 3(ii) of the Form 10-K.

              (c)  C.V. Starr & Co., Inc. 1994 Stock Option
                   Plan   . . . . . . . . . . . . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 4(c) to AIG's Registration
                                                                    Statement No. 33-60327.
              (d)  C.V. Starr & Co., Inc. 1989 Stock Option
                   Plan   . . . . . . . . . . . . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 4(d) to AIG's Registration
                                                                    Statement No. 33-60327.

              (e)  Stock Option Agreement, dated February 9,
                   1995, between AIG and Mr. Lloyd A. Bentsen . .   Incorporated by reference herein from
                                                                    Exhibit 4(e) to AIG's Registration
                                                                    Statement No. 33-60327.
              (f)  Form of Stock Option Agreement, dated
                   February 21, 1995, between AIG and each of M.
                   Bernard Aidinoff, Marshall A. Cohen, Barber
                   B. Conable, Jr., Martin S. Feldstein, Carla
                   A. Hills, Frank J. Hoenemeyer, John I. Howell
                   and Dean P. Phypers  . . . . . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 4(f) to AIG's Registration
                                                                    Statement No. 33-60327.

      5       Opinion re validity . . . . . . . . . . . . . . . .   Filed as exhibit hereto.

     23       Consents of experts and counsel

              (a)  Coopers & Lybrand  . . . . . . . . . . . . . .   Filed as exhibit hereto.

              (b)  Kathleen E. Shannon, Esq.  . . . . . . . . . .   Included in Exhibit 5.

   EXHIBIT
   NUMBER                         DESCRIPTION                                       LOCATION
   ------                         -----------                                       --------
     25       Power of Attorney   . . . . . . . . . . . . . . . .   Included on the signature page hereto.

     28       Information from reports furnished to state
              insurance regulatory authorities  . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 28P of the Form 10-K.


ITEM 17.  CERTAIN UNDERTAKINGS.

   (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The Registrant undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 22nd day of September, 1995.

                                  AMERICAN INTERNATIONAL GROUP, INC.


                                  By:     /s/ M.R. Greenberg
                                     ---------------------------------------
                                         (M.R. Greenberg, Chairman)



   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd of September, 1995 and each of the undersigned persons, in any capacity, hereby severally constitutes M.R. Greenberg, Edward
E. Matthews and Howard I. Smith and each of them, singularly, his true and lawful attorney with full power to them and each of them to sign for him, and in his name and in the capacities indicated below, this Registration Statement and any and all amendments thereto.


                     SIGNATURE                               TITLE                     DATE
                     ---------                               -----                     ----
   /s/ Maurice R. Greenberg                         Chairman, Chief Executive          September 22, 1995
 -------------------------------------                Officer and Director
       (Maurice R. Greenberg)                       (Principal Executive
                                                       Officer)

   /s/ Edward E. Matthews                           Vice Chairman and                  September 22, 1995
 -------------------------------------                Director
       (Edward E. Matthews)                         (Principal Financial
                                                      Officer)

   /s/ Howard I. Smith                              Senior Vice President and          September 22, 1995
 -------------------------------------                Comptroller (Principal
       (Howard I. Smith)                                Accounting Officer)

   /s/ M. Bernard Aidinoff                          Director                           September 22, 1995
 -------------------------------------
       (M. Bernard Aidinoff)

                     SIGNATURE                               TITLE                     DATE
                     ---------                               -----                     ----
   /s/ Lloyd Bentsen                                Director                           September 22, 1995
 -------------------------------------
       (Lloyd Bentsen)


   /s/ Marshall A. Cohen                            Director                           September 22, 1995
 -------------------------------------
       (Marshall A. Cohen)


   /s/ Barber B. Conable, Jr.                       Director                           September 22, 1995
 -------------------------------------
       (Barber B. Conable, Jr.)


   /s/ Martin Feldstein                             Director                           September 22, 1995
 -------------------------------------
       (Martin Feldstein)


   /s/ Houghton Freeman                             Director                           September 22, 1995
 -------------------------------------
       (Houghton Freeman)


   /s/ Leslie L. Gonda                              Director                           September 22, 1995
 -------------------------------------
       (Leslie L. Gonda)


   /s/ Carla A. Hills                               Director                           September 22, 1995
 ---------------------------------------
       (Carla A. Hills)


   /s/ Frank J. Hoenemeyer                          Director                           September 22, 1995
 -------------------------------------
       (Frank J. Hoenemeyer)


   /s/ John I. Howell                               Director                           September 22, 1995
 -------------------------------------
       (John I. Howell)


   /s/ Dean P. Phypers                              Director                           September 22, 1995
 -------------------------------------
       (Dean P. Phypers)

                     SIGNATURE                               TITLE                     DATE
                     ---------                               -----                     ----
   /s/ John J. Roberts                              Director                           September 22, 1995
 -------------------------------------
       (John J. Roberts)


   /s/ Ernest E. Stempel                            Director                           September 22, 1995
 -------------------------------------
       (Ernest E. Stempel)


   /s/ Thomas R. Tizzio                             Director                           September 22, 1995
 -------------------------------------
       (Thomas R. Tizzio)

                                 EXHIBIT INDEX


   EXHIBIT
   NUMBER                         DESCRIPTION                                       LOCATION
   ------                         -----------                                       --------
      4       Instruments defining the rights of security
              holders, including indentures

              (a)         Restated Certificate of Incorporation
                          of AIG  . . . . . . . . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 3(i) to AIG's Annual Report on
                                                                    Form 10-K for the year ended December 31,
                                                                    1994 (File No. 1-8787) (the "Form 10-K").

              (b)         By-laws of AIG  . . . . . . . . . . . .   Incorporated by reference from Exhibit
                                                                    3(ii) of the Form 10-K.

              (c)         C.V. Starr & Co., Inc. 1994 Stock
                          Option Plan . . . . . . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 4(c) to AIG's Registration
                                                                    Statement No. 33-60327.

              (d)         C.V. Starr & Co., Inc. 1989 Stock
                          Option Plan . . . . . . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 4(d) to AIG's Registration
                                                                    Statement No. 33-60327.

              (e)         Stock Option Agreement, dated
                          February 9, 1995, between AIG and
                          Mr. Lloyd A. Bentsen  . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 4(e) to AIG's Registration
                                                                    Statement No. 33-60327.

              (f)         Form of Stock Option Agreement, dated
                          February 21, 1995, between AIG and each
                          of M. Bernard Aidinoff, Marshall A.
                          Cohen, Barber B. Conable, Jr., Martin
                          S. Feldstein, Carla A. Hills, Frank J.
                          Hoenemeyer, John I. Howell and Dean P.
                          Phypers . . . . . . . . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 4(f) to AIG's Registration
                                                                    Statement No. 33-60327.

      5       Opinion re validity . . . . . . . . . . . . . . . .   Filed as exhibit hereto.

     23       Consents of experts and counsel

              (a)         Coopers & Lybrand . . . . . . . . . . .   Filed as exhibit hereto.

              (b)         Kathleen E. Shannon, Esq. . . . . . . .   Included in Exhibit 5.

   EXHIBIT
   NUMBER                         DESCRIPTION                                       LOCATION
   ------                         -----------                                       --------
     25       Power of Attorney   . . . . . . . . . . . . . . . .   Included on the signature page hereto.

     28       Information from reports furnished to state
              insurance regulatory authorities  . . . . . . . . .   Incorporated by reference herein from
                                                                    Exhibit 28P of the Form 10-K.